UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2017

Behringer Harvard Opportunity REIT II, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 Park Avenue, New York, New York
10022
(Address of principal executive offices)
(Zip Code)

(866) 655-3650
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.
Investor Presentation
On March 29, 2017, Behringer Harvard Opportunity REIT II, Inc., a Maryland corporation (which may be referred to herein as the “Registrant,” the “Company,” “we,” “us” or “our”), first used the presentation attached as Exhibit 99.1 in connection with a conference call with stockholders and financial advisors to review 2016 results. The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The presentation materials include information about Funds from Operations (“FFO”).
Funds from operations is a non-GAAP financial measure that is widely recognized as a measure of real estate investment trust ("REIT") operating performance. We use FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) in the April 2002 “White Paper of Funds From Operations” which is net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property and impairments of depreciable real estate (including impairments of investments in unconsolidated joint ventures and partnerships which resulted from measurable decreases in the fair value of the depreciable real estate held by the joint venture or partnership), plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures, subsidiaries, and noncontrolling interests as one measure to evaluate our operating performance. In October 2011, NAREIT clarified the FFO definition to exclude impairment charges of depreciable real estate (including impairments of investments in unconsolidated joint ventures and partnerships which resulted from measurable decreases in the fair value of the depreciable real estate held by the joint venture or partnership).
Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient. As a result, our management believes that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance.
We believe that FFO is helpful to investors and our management as a measure of operating performance because it excludes depreciation and amortization, gains and losses from property dispositions, impairments of depreciable assets, and extraordinary items, and as a result, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which is not immediately apparent from net income (loss).
FFO should not be considered as an alternative to net income (loss), as an indication of our liquidity, nor as an indication of funds available to fund our cash needs, including our ability to make distributions and should be reviewed in connection with other GAAP measurements. Additionally, the exclusion of impairments limits the usefulness of FFO as a historical operating performance measure since an impairment charge indicates that operating performance has been permanently affected. FFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO. Our FFO as presented may not be comparable to amounts calculated by other REITs that do not define these terms in accordance with the current NAREIT definition or that interpret the definition differently.

Our calculation of FFO for the years ended December 31, 2016 and 2015 is presented below ($ in thousands, except per share amounts):

	2016		2015
	Amount	Per Share	Amount	Per Share
Net income attributable to the Company	$4,943	$0.19	$6,978	$0.27
Adjustments for:
Real estate depreciation and amortization(1)	9,772	0.38	13,556	0.53
Gain on sale of real estate(2)	(11,342)	(0.45)	(21,579)	(0.84)
Impairment expense(3)	—	—	1,263	0.05
Income tax expense (benefit) associated with real estate sales(4)	(23)	—	2,662	0.10
NAREIT Defined Funds from Operations (FFO) attributable to common stockholders	$3,350	$0.13	$2,880	$0.11

GAAP weighted average shares:
Basic and diluted		25,418		25,688
_________________________________

(1)
Includes our consolidated amount, as well as our pro rata share of those unconsolidated investments which we account for under the equity method of accounting, and the noncontrolling interest adjustment for the third-party partners’ share.

(2)
The gain on sale for the year ended December 31, 2016 is primarily related to the sale of Lakewood Flats and includes a 2016 adjustment for trade taxes related to the 2015 sale of Alte Jakobstraße (“AJS”). For the year ended December 31, 2015, includes our proportionate share of the gain on sale of real estate related to the Babcock, AJS, Holstenplatz, and Wimberly investments. The gain on sale of AJS is net of a cumulative foreign currency translation loss of approximately $0.6 million due to the substantial liquidation of AJS. The gain on sale of Holstenplatz includes a CTA credit of approximately $0.4 million due to the substantial liquidation of Holstenplatz.

(3)
During the year ended December 31, 2015, we recorded a $1.4 million non-cash impairment charge to reduce the carrying value of 22 Exchange, one of our student housing investments, to its estimated fair value. The noncontrolling interest portion of the charge was approximately $0.2 million.

(4)
During 2015, we recorded estimated provision for income tax of approximately $1.7 million and $1 million as a result of foreign income tax related to the sales of AJS and Holstenplatz, respectively. We had less than $0.1 million income tax benefit in 2016, related to the difference in actual income taxes due and the originally estimated income taxes payable on the sale of Holstenplatz.

Provided below is additional information related to selected items included in net income above, which may be helpful in assessing our operating results.

•
Straight-line rental revenue of less than $0.1 million was recognized for the years ended December 31, 2016 and 2015. The noncontrolling interest portion of straight-line rental revenue for the years ended December 31, 2016 and 2015 was less than $0.1 million.

•
Net above-market lease amortization of less than $0.1 million was recognized as a decrease to rental revenue for the year ended December 31, 2016. Net below-market lease amortization of less than $0.1 million was recognized as an increase to rental revenue for the year ended December 31, 2015. The noncontrolling interest portion of the net above-market lease amortization for the year ended December 31, 2016 and the net below-market lease amortization for the year ended December 31, 2015 was less than $0.1 million.

•	Amortization of deferred financing costs of $0.5 million and $0.7 million was recognized as interest expense for our notes payable for the years ended December 31, 2016 and 2015, respectively.
In addition, cash flows generated from FFO may be used to fund all or a portion of certain capitalizable items that are excluded from FFO, such as capital expenditures and payments of principal on debt, each of which may impact the amount of cash available for special distributions to our stockholders.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibit.

99.1    2016 Year End Update Presentation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: March 29, 2017	By:	/s/ S. Jason Hall
S. Jason Hall
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	2016 Year End Update Presentation